MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants






                                          CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use of our report dated September 29, 1995 on the financial statements of Templeton Foreign Fund, referred to therein, which appears in the 1995 Annual Report to Shareholders and which is included in the Registration Statement of Templeton Funds, Inc. on Form N-14 as filed with the Securities and Exchange Commission.





                                             /s/ MCGLADREY & PULLEN, LLP
                                              McGladrey & Pullen, LLP




New York,  New York
January 12, 1996